Exhibit 24(b)





CERTIFICATE


The undersigned, Michael D. Cahn, duly elected Assistant Secretary of Textron Inc., a Delaware corporation (the "Company"), hereby certifies that attached hereto is a true and correct copy of resolutions duly adopted by the Board of Directors of the Company at a meeting held on July 27, 1994 and that the same have not been modified or amended, but remain in full force and effect as of the date hereof.


Date:  July 28, 1994



/s/ Michael D. Cahn
Michael D. Cahn
Assistant Secretary

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RESOLVED: that the officers of the Corporation be, and they hereby are, authorized, in the name and on behalf of the Corporation, to prepare, execute and file, or cause to be prepared, executed and filed, with the Securities and Exchange Commission a Registration Statement under the Securities Act of 1933 in respect of the offering of up to 1,000,000 shares of Common Stock of the Corporation pursuant to the Paul Revere Savings Plan, with full power and authority to make such changes or additions thereto as any of them may approve, such approval to be conclusively evidenced by the execution thereof, and to prepare, execute and file any amendments to such Registration Statement (including, without limitation, post-effective amendments) or supplements to the Registration Statement, or any amendments or supplements thereto, and all certificates, letters, instruments, applications and other documents which may be required to be filed with respect thereto, and to take any and all action with respect to any of the foregoing that any such officer shall deem necessary or advisable;


RESOLVED: that the officers of the Corporation be, and they hereby are, authorized, in the name and on behalf of the Corporation, to execute and deliver a power of attorney appointing Thomas D. Soutter, Arnold M. Friedman, Michael D. Cahn and W. Robert Kemp, or any of them, to act as attorneys-in-fact for the Corporation for the purpose of executing and filing any such Registration Statement and amendments or supplements thereto, with the Securities and Exchange Commission;